Exhibit 99.1

Driven Deliveries Reports Unaudited Pro-Forma Revenue of $2.9 Million for the First Quarter of 2020

LOS ANGELES, CA, July 1, 2020 — Driven Deliveries Inc. (the “Company” or “Driven”) (OTCQB: DRVD), one of California’s fastest-growing online cannabis retailers and direct-to-consumer logistics companies, today announced its financial results for the three months ended March 31, 2020.

“We entered 2020 with strong momentum, having pivoted our dispensary-to-consumer delivery business into an online cannabis retail business with proprietary technology, data analytics and marketing capabilities,” commented Christian Schenk, CEO of Driven Deliveries. “We now directly serve the customer, using our own infrastructure to own the supply chain and customer experience. As a result of this fundamental change to the way we operate, we are starting to see the early success of this strategy be reflected in our financial results, with $2.2 million in revenue reported in the first quarter of 2020 and $2.9 million in pro-forma revenue, which combines the results of the Company with Budee, Inc. as though the two entities were combined during the whole quarter. This growth was attributable to our expanded operations, including sales from Ganjarunner, which was acquired in July 2019, as well as sales from Budee Inc., acquired February 27, 2020. Toward the end of the quarter, we also experienced increases in demand coinciding with the shelter-in-place orders issued across the State of California in response to COVID-19, leading to sales effectively doubling between early and late March. Our advanced and proprietary technology and marketing infrastructure enabled us to capture the supply chain and reduce acquisition costs which will lead to margin expansion.”

Financial Highlights

●	Revenue for the first quarter ending March 31, 2020 totaled $2.2 million, compared with negative revenue of $19,417 in Q1 2019.
●	Unaudited pro-forma revenue, a non-IFRS measure that combines Budee, Inc.’s results with Driven Deliveries, from January 1, 2020, was $2.9 million in Q1 2020.

Q1 2020 Operations Update

●	Completed the acquisition of Budee, Inc on February 27, 2020.
●	Launched Driven by Numbers, a data science initiative that provides data visualization and reporting, including real-time sales analysis, marketing performance, delivery performance, employee performance and menu performance.
●	Completed 36,537 orders, compared with 31,680 orders in Q4 2019
●	Sold and Delivered 68,067 products to consumers
●	Acquired more than 13,000 new customers, compared with 2,587 new customers in Q4 2019
●	Decreased the average new customer acquisition cost to $10.77 from $14.11 in Q4 2019.
●	Customer retention, calculated as the amount of newly acquired customers who purchased a second time, also improved to 84%, compared with 77% in Q4 2019.
●	More than 18 new cannabis brands were added to the menu

“Throughout the first quarter of 2020, we continued to execute on our growth plans by acquiring Budee Inc., launching our new data science program, Driven by Numbers, increasing our product selection and removing redundancies and operational overhead. We are seeing improvements across our operations, with key performance metrics that we track closely continuing to improve, including cost of acquisition of new customers (COA), average customer lifetime value, average cost per delivery, average order value and on-time delivery percentage. Looking ahead to the second half of 2020, we are focused on building out and acquiring infrastructure both in California and other target states and expect to realize savings and efficiencies as a result of our newly streamlined processes as we scale the business. Driven is in the strongest position it has ever been in, backed by advanced e-commerce technology and a data-driven strategy, and with 230,000 registered customers on its platform. We are incredibly excited about the Company’s near-term growth potential as we enter the next stage in its evolution,” concluded Mr. Schenk.

Subsequent events

●	Launched Brand Budee widget, which enables Driven’s brand partners to sell their products directly to their consumers without the need to redirect them to another site
●	Announced e-commerce collaboration with Stem Holdings (OTCQB: STMH CSE: STEM), a leading vertically-integrated cannabis and hemp branded products company with state-of-the-art cultivation, processing, extraction, retail, and distribution operations throughout the United States

Financial Results for the Three Months Ended March 31, 2020

During the three months ended March 31, 2020, the Company recorded revenue in the amount of $2,195,448, including product sales of $2,130,167, dispensary delivery income of $27,043, and other revenue of $45,766, partially offset by dispensary cost reimbursements of $7,528. This compares with negative revenue of $19,417 during the three months ended March 31, 2019, comprising of dispensary delivery income of $15,370 and offset by dispensary cost reimbursements of $34,787.

The Company has discontinued the Dispensary Delivery business as of March 31, 2020.

On February 27, 2020, the Company acquired Budee Inc., and only the revenue from February 28, 2020 forward is included in the financial statements for the first quarter 2020. Revenue for the first quarter 2020 also includes revenue from the acquisitions of Ganjarunner Inc. and Mountain High recreation, which were acquired on June 24, 2019 and July 10, 2019 respectively. Pro-forma revenue for the three months ended March 31, 2020 totaled $2.9 million.

Gross profit was $491,061 for the three months ended March 31, 2020. Pro-forma gross profit for the three months ended March 31, 2020 totaled $1.2 million.

The following presents the unaudited Pro-forma combined results of operations of the Company with Budee, Inc. as though the two entities were combined on January 1, 2019.

	Three Months	Three Months
	March 31, 2020	March 31, 2019
Gross Revenue	$2,877,813	2,503,494
Gross Profit	$1,173,426	1,512,628

During the quarter ended March 31, 2020, the Company incurred a loss from operations of $2,585,804. This is due to professional fees of $450,615, compensation of $1,359,004 including stock-based compensation of $327,804, general and administrative of $1,086,493 and sales and marketing of $180,753. During the three months ended March 31, 2019, the Company incurred a loss from operations of $943,995. This is due to professional fees of $167,757, compensation of $537,183 including stock-based compensation of $347,694, general and administrative of $178,864 and sales and marketing of $40,774.

Net loss was $3,705,339 , or a loss of $0.08 per basic and diluted share in the quarter ended March 31, 2020, compared with a net loss of $954,387 or a loss of $0.02 per basic and diluted share in the quarter ended March 31, 2019.

Balance Sheet and Liquidity

As of March 31, 2020, the Company had $0.36 million of cash, compared with $0.27 million of cash as of December 31, 2019.

To be added to the distribution list, email IR@DRVD.com with “DRVD” in the subject line.

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About Driven:

Driven Deliveries, Inc., is the first publicly traded cannabis delivery service operating within the United States. Founded by experienced technology and cannabis executives, the company provides e-commerce solutions, online sales, and on-demand cannabis delivery, in select cities where allowed by law. Driven offers legal cannabis consumers the ability to purchase and receive their marijuana in a fast and convenient manner. By 2020, legitimate cannabis revenue in the U.S. market is projected to hit $23 billion. By leveraging consumer trends, and offering a proprietary, turnkey delivery system to its customers, management believes it is uniquely positioned to best serve the needs of the emerging cannabis industry and capture notable market share within the sector. For more information, please visit www.DRVD.com and review Driven's filings with the U.S. Securities and Exchange Commission.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations, and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that we will achieve these plans, objectives, expectations or intentions. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company's control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. The amounts set forth in this release have not been audited by the Company's auditors. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the company's filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

KCSA Strategic Communications

Valter Pinto or Elizabeth Barker

+1 212-896-1254 or +1 212-896-1203

IR@DRVD.com

DRIVEN DELIVERIES, INC. & SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2020	2019
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$364,121	$266,869
Accounts receivable	70,903	127,747
Receivable from merchant processor	206,734	206,734
Due from affiliate	-	346,610
Other current asset	3,767	-
Inventory	717,656	149,946

TOTAL CURRENT ASSETS	1,363,181	1,097,906

Intangible assets, net	12,775,350	4,622,267
Excess purchase price over net liabilities acquired	1,660,999	1,271,718
Right of use asset	657,549	115,859
Fixed assets, net	67,850	81,839
Deposit	91,213	61,138

TOTAL ASSETS	$16,616,142	$7,250,727

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$4,124,237	$1,700,653
Accrued taxes	782,874	784,168
Settlement payable	311,363	352,272
Notes payable, net of debt discount of $445,139 and $480,108	2,191,860	1,016,892
Notes payable - related party, net of debt discount of $97,753 and $234,667	139,914	-
Lease liability	295,639	40,217
Derivative liability	558,160	306,762
Acquisition liability	2,202,695	908,469

TOTAL CURRENT LIABILITIES	10,606,742	5,109,433

Lease liability - long term	362,532	76,264
Acquisition liability - long term	442,617	442,617

TOTAL LIABILITIES	11,411,891	5,628,314

COMMITMENTS AND CONTINGENCIES – Note 8

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 15,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 53,635,054 and 40,961,054 shares issued and outstanding	5,364	4,096
Additional paid in capital	24,017,404	17,387,684
Accumulated deficit	(18,818,517)	(15,241,762)
TOTAL STOCKHOLDERS’ EQUITY	5,204,251	2,150,018

NON-CONTROLLING INTEREST	-	(527,605)

TOTAL STOCKHOLDERS’ EQUITY	5,204,251	1,622,413

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,616,142	$7,250,727

See accompanying notes to the condensed consolidated financial statements.

DRIVEN DELIVERIES, INC. & SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended	For the Three Months Ended
	March 31, 2020	March 31, 2019
	(Unaudited)	(Unaudited)
REVENUE
Sales	$2,195,448	$(19,417)
Cost of goods sold	1,704,387	-
Gross Profit (Loss)	491,061	(19,417)

OPERATING EXPENSES
Professional fees	450,615	167,757
Compensation	1,359,004	537,183
General and administrative expenses	1,086,493	178,864
Sales and marketing	180,753	40,774
Total Operating Expenses	3,076,865	924,578

NET LOSS FROM OPERATIONS	(2,585,804)	(943,995)

OTHER EXPENSES
Interest expense	(262,892)	(10,167)
Loss on sale of fixed asset	(11,970)	-
Change in fair value of derivative liability	(34,155)	-
Loss on extinguishment of debt	(810,518)	(225)
Total Other Expenses	(1,119,535)	(10,392)

Net loss before provision for income taxes	(3,705,339)	(954,387)

Provision for Income Taxes	-	-

NET LOSS	(3,705,339)	(954,387)

NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(128,584)	-

NET LOSS ATTRIBUTABLE TO DRIVEN DELIVERIES, INC. & SUBSIDIARY	$(3,576,755)	$(954,387)

Net loss per share - basic and diluted	$(0.08)	$(0.02)

Weighted average number of shares outstanding during the period - basic and diluted	45,726,329	44,290,295